Exhibit 99.1

For more information contact:

Jennifer Jarman The Blueshirt Group 415-217-7722 jennifer@blueshirtgroup.com
Synaptics Reports Results for Third Quarter of Fiscal 2009
Santa Clara, CA – April 23, 2009 – Synaptics (Nasdaq: SYNA), a leading developer of human interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the third quarter ended March 31, 2009. The Company’s GAAP results reflect the expensing of non-cash share-based compensation and non-cash impairment charges for all periods presented; and non-operating gains for the nine-month periods ended March 31, 2008 and 2009.
Net revenue for the third quarter of fiscal 2009 was $100.6 million, an increase of approximately 28% over $78.9 million of net revenue for the third quarter of fiscal 2008. Net income for the third quarter of fiscal 2009 was $6.1 million, or $0.17 per diluted share, compared with net income of $3.0 million, or $0.08 per diluted share, for the third quarter of fiscal 2008. Net income for the third quarter of fiscal 2009 and 2008 included non-cash impairment charges of $2.9 million and $2.2 million, respectively, related to the Company’s investment in auction rate securities. Excluding non-cash charges for share-based compensation and impairment of auction rate securities for both periods, net income was $13.4 million, or $0.38 per diluted share, for the third quarter of fiscal 2009 compared with net income of $8.8 million, or $0.23 per diluted share, for the third quarter of fiscal 2008.
“We delivered another quarter of very solid results despite the current challenging environment,” stated Francis Lee, Chairman and Chief Executive Officer of Synaptics. “Revenue from PC applications exceeded our expectations, and we furthered our penetration of the mobile phone market, where the installed base of capacitive interface solutions continues to be very low. Our design pipeline remains robust, and we continue to make the necessary investments to scale our business to address the abundant opportunities for our solutions moving forward. Despite the ongoing flux in the macroeconomic environment, we expect to end fiscal 2009 with record revenue and net income.”
Russ Knittel, Synaptics’ Chief Financial Officer, added, “We continue to take a prudent approach towards managing our business in the current economic climate. Based on our current visibility and backlog of $72.2 million exiting the March quarter, we anticipate revenue in the June quarter will be $105 million to $115 million, an increase of 8% to 19% over the comparable quarter last year.”
Synaptics’ cash and short-term investments at the end of March totaled $174.5 million. This balance excludes $29.9 million at book value of auction rate securities, which are included in non-current assets on the balance sheet. Based on a fair value analysis in accordance with U.S. GAAP, the Company has recorded a net $2.9 million non-cash other-than-temporary impairment charge to its quarterly earnings. “We will continue to monitor our investments in auction rate securities in light of the current debt market environment,” stated Mr. Knittel.

Earnings Call Information
The Synaptics third quarter fiscal 2009 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, April 23, 2009, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-240-2134 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at www.synaptics.com.
About Synaptics Incorporated
Synaptics is a leading developer of human interface solutions for mobile computing, communications, and entertainment devices. The Company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad(TM), Synaptics’ flagship product, is integrated into a majority of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality, and industrial design. The Company is headquartered in Santa Clara, California. www.synaptics.com
NOTE: Synaptics, TouchPad, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries.
Use of Non-GAAP Financial Information
In evaluating its business, Synaptics considers and uses net income per share excluding share-based compensation and unusual or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation and unusual or non-recurring items is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The Company presents net income excluding share-based compensation and unusual or non-recurring items because it considers it an important supplemental measure of its performance. The Company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of non-cash compensation charges and unusual or non-recurring items. Net income excluding share-based compensation and unusual or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP net income. The principal limitations of this measure are that it does not reflect the Company’s actual expenses and may thus have the effect of inflating its net income and net income per share.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue, revenue growth rates, and net income; the success of its growth strategies; its beliefs regarding the markets it serves; its assessment of its competitive position and opportunities in those markets; its assessment of market demands and trends in target markets; the status of its design pipeline; the amount of the investments it is making in its business; its business opportunities; and its assessment of consumer demands for various applications. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets it serves, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2008. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.
(Tables to Follow)

EXHIBIT 99.1
SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008

Net revenue	$100,595	$78,861	$357,975	$264,203
Cost of revenue (1)	59,888	46,688	212,869	155,521

Gross margin	40,707	32,173	145,106	108,682
Operating expenses
Research and development (1)	17,286	13,560	49,031	35,655
Selling, general, and administrative (1)	12,786	12,181	41,070	34,346

Total operating expenses	30,072	25,741	90,101	70,001

Operating income	10,635	6,432	55,005	38,681
Interest income	538	2,293	2,770	8,301
Interest expense	(234)	(449)	(1,004)	(1,373)
Gain on settlement of debt	—	—	—	2,689
Gain on early retirement of debt	—	—	3,600	—
Impairment of investment	—	—	—	(4,000)
Impairment of auction rate securities investments	(2,894)	(2,237)	(9,403)	(2,237)

Income before income taxes	8,045	6,039	50,968	42,061
Provision for income taxes (2)	1,959	3,031	9,726	13,595

Net income	$6,086	$3,008	$41,242	$28,466

Net income per share:
Basic	$0.18	$0.08	$1.22	$0.73

Diluted	$0.17	$0.08	$1.17	$0.70

Shares used in computing net income per share:
Basic	34,062	37,140	33,845	38,898

Diluted	35,243	37,953	35,291	40,701

(1) Includes share-based compensation charges of:
Cost of revenue	$437	$377	$1,250	$966
Research and development	2,295	1,797	6,273	4,556
Selling, general, and administrative	3,371	2,680	10,117	7,146

	$6,103	$4,854	$17,640	$12,668

(2) Includes tax benefit for share-based compensation charges of:
	$1,712	$1,255	$5,449	$4,628

Non-GAAP net income per share
Basic	$0.39	$0.24	$1.79	$1.05

Diluted	$0.38	$0.23	$1.72	$1.00

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31,	June 30,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$146,080	$96,218
Short term investments	28,376	50,298

Total cash, cash equivalents, and short-term investments	174,456	146,516
Receivables, net of allowances of $624 and $539, respectively	69,163	69,362
Inventories	15,859	21,065
Prepaid expenses and other current assets	4,003	3,417

Total current assets	263,481	240,360
Property and equipment, net	25,290	22,459
Goodwill	1,927	1,927
Non-current investments	29,911	37,946
Other assets	10,049	3,669

Total assets	$330,658	$306,361

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,894	$27,784
Accrued compensation	6,732	6,510
Income taxes payable	7,777	7,095
Convertible senior subordinated notes	65,303	—
Other accrued liabilities	12,198	9,120

Total current liabilities	123,904	50,509
Convertible senior subordinated notes	—	125,000
Other liabilities	17,260	17,075

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 60,000,000 shares authorized; 43,201,638 and 42,500,535 shares issued, and 34,113,538 and 33,412,435 shares outstanding, respectively	43	43
Additional paid in capital	254,044	222,543
Less: 9,088,100 and 9,088,100 treasury shares, respectively, at cost	(237,387)	(237,387)
Retained earnings	172,137	130,895
Accumulated other comprehensive income (loss)	657	(2,317)

Total stockholders’ equity	189,494	113,777

Total liabilities and stockholders’ equity	$330,658	$306,361

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008

Numerator:
Basic and diluted net income	$6,086	$3,008	$41,242	$28,466

Denominator:
Shares, basic	34,062	37,140	33,845	38,898
Effect of dilutive share-based awards	1,181	813	1,446	1,803

Shares, diluted	35,243	37,953	35,291	40,701

Net income per share:
Basic	$0.18	$0.08	$1.22	$0.73

Diluted	$0.17	$0.08	$1.17	$0.70

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$6,086	$3,008	$41,242	$28,466
Non-GAAP adjustments (net of tax, if applicable):
Gain on settlement of debt	—	—	—	(2,078)
Gain on early retirement of debt	—	—	(2,133)	—
Impairment of investment	—	—	—	4,000
Impairment of auction rate securities investments	2,894	2,237	9,403	2,237
Share-based compensation	4,391	3,599	12,191	8,040

Non-GAAP basic and diluted net income	$13,371	$8,844	$60,703	$40,665

Denominator:
Shares, basic	34,062	37,140	33,845	38,898
Effect of dilutive share-based awards	1,181	813	1,446	1,803

Shares, diluted	35,243	37,953	35,291	40,701

Non-GAAP net income per share:
Basic	$0.39	$0.24	$1.79	$1.05

Diluted	$0.38	$0.23	$1.72	$1.00